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                                                                       EXHIBIT 5

                               OPINION OF COUNSEL

                                  [LETTERHEAD]

June 8, 2005

LaCrosse Footwear, Inc.
18550 NE Riverside Parkway
Portland, Oregon 97230

Gentlemen:

      We have acted as counsel for LaCrosse Footwear, Inc. (the "Company") in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering an aggregate of 350,000 shares of the Company's common stock (the "Shares"), 300,000 shares of which are issuable under the LaCrosse Footwear, Inc. 2001 Stock Incentive Plan, as amended (the "2001 Plan"), and 50,000 shares of which are issuable under the LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan, as amended (the "Director Plan").

      We have reviewed those documents, corporate records, and other instruments we deemed necessary for the purposes of this opinion. As to matters of fact, which have not been independently established, we have relied upon representations of officers of the Company.

      Based on the foregoing, it is our opinion that, under the corporate laws of the State of Wisconsin, the Shares offered and to be offered by the Company under the 2001 Plan and the Director Plan have been duly authorized under the Company's Articles of Incorporation, as amended, and, when issued by the Company pursuant to the terms of the 2001 Plan and the Director Plan and, in the case of options granted thereunder, upon payment therefor, will be validly issued, fully paid and nonassessable securities of the Company.

      This opinion is dated as of the date hereof.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under Item 5 in the Registration Statement.

                                     Sincerely,

                                     GARVEY SCHUBERT BARER

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